UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2022

Stoke Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38938	47-1144582
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Wiggins Ave Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 430-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	STOK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2022, Stoke Therapeutics, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “ATM Agreement”) with Cantor Fitzgerald & Co. (the “Agent”), pursuant to which the Company may offer and sell, from time to time, through or to the Agent, as sales agent or principal (the “Offering”), up to $150.0 million in shares (the “Shares”) of its common stock, par value $0.0001 per share (“Common Stock”). Any Shares offered and sold in the Offering will be issued pursuant to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on May 20, 2022 (the “Registration Statement”) and the prospectus relating to the Offering that forms a part of the Registration Statement, following such time as the Registration Statement is declared effective by the SEC.

In accordance with the terms of the ATM Agreement, the Company may offer and sell shares of Common Stock at any time and from time to time through or to the Agent, as sales agent or principal. Sales of Common Stock pursuant to the ATM Agreement, if any, will be made at market prices by any method that is deemed to be an “at-the-market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the ATM Agreement. The Offering will terminate upon the earlier of (a) the sale of all of the Shares, (b) termination by written notice from the Company or (c) termination by written notice from the Agent.

Under the terms of the ATM Agreement, the Agent will be entitled to a commission at a rate of up to three percent (3.0%) of the gross sales price of Shares sold through the Agent under the ATM Agreement. The Company agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The foregoing description of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which was filed as Exhibit 1.2 to the Registration Statement and is incorporated herein by reference.

The Registration Statement for the Shares has been filed with the SEC but has not yet become effective. The Shares being registered may not be sold, and offers to buy may not be accepted, prior to the time the Registration Statement becomes effective. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 1.02. Termination of a Material Definitive Agreement.

On May 20, 2022, the Company provided notice of termination, effective upon the effectiveness of the Registration Statement, to Stifel, Nicolaus & Company, Incorporated (“Stifel”), terminating its existing Controlled Equity OfferingSM Sales Agreement, dated July 10, 2020 (the “2020 ATM Agreement”), that the Company entered into with the Agent and Stifel. Pursuant to the 2020 ATM Agreement, the Company could offer and sell, from time to time, through or to the Agent or Stifel, shares of the Company’s common stock having an aggregate offering price of up to $150,000,000. A copy of the 2020 ATM Agreement was filed as Exhibit 1.2 to the Company’s Registration Statement on Form S-3 filed on July 10, 2020.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Controlled Equity OfferingSM Sales Agreement, dated as of May 20, 2022, by and between Stoke Therapeutics, Inc. and Cantor Fitzgerald & Co. (incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 filed with the SEC on May 20, 2022).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOKE THERAPEUTICS, INC.

Date: May 20, 2022	By:	/s/ Stephen J. Tulipano
Stephen J. Tulipano
Chief Financial Officer

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